As filed with the U.S. Securities and Exchange Commission on November 4, 2025

Registration No. 333-239225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 30 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALE GROUP HOLDING LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	8742	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1005, 10/F, Tower A, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Hong Kong

(+852) 3620 2688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joan Wu, Esq. Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 (212) 530-2208	Elizabeth F. Chen, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 326-0199

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

ALE Group Holding Limited is filing this Post-Effective Amendment No. 30 (“Amendment No. 30”) to the Registration Statement on Form F-1 (Registration No. 333-239225) (the “Registration Statement”) solely for the purpose of (i) amending the cover page of the Registration Statement to remove the delaying amendment and include language pursuant to Rule 473(b) of the Securities Act of 1933, and (ii) re-filing exhibit 23.1 to this Amendment No. 30 and amending and restating the exhibit index set forth in Part II of the Registration Statement.

No changes have been made to the Registration Statement other than this explanatory note as well as changes to the cover page and Part II of the Registration Statement. This Amendment No. 30 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 29 to the Registration Statement filed on September 8, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended and Restated Charter, which has become effective on June 25, 2021, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being our director or officer.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our director or officer.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement (including Form of Lock-up Agreement in the Exhibit)
3.1***	Amended and Restated Memorandum and Articles of Association, effective June 28, 2020
3.2***	Amended and Restated Memorandum and Articles of Association, effective June 25, 2021
4.1***	Specimen Certificate for Ordinary Shares
5.1***	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1***	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
8.2***	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. Federal Income Taxation matters
8.3***	Opinion of Han Kun Law Offices Regarding Certain PRC Legal Matters
10.1***	Form of Consulting Agreement
10.2***	Share Exchange Agreement dated March 11, 2020 between ALE Group Holding Limited and ALE (BVI) Limited
10.3***	Form of Subscription Agreement
10.4***	Amended and Restated Employment Agreement by and between CEO Tak Ching (Anthony) Poon and the Company dated August 6, 2020
10.5***	Amended and Restated Employment Agreement by and between CFO Wai Man (Raymond) Yip and the Company dated August 6, 2020
21.1***	Subsidiaries
23.1*	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.2***	Consent of Ogier (included in Exhibit 5.1)
24.1***	Power of Attorney
99.1***	Code of Business Conduct and Ethics of the Registrant
99.2***	Consent of Herbert Chung Hunt Law
99.3***	Consent of Kit Ho Chow
99.4***	Consent of Chi Wai (Jerry) Ng
99.5***	Opinion of Han Kun Law Offices LLP regarding certain Hong Kong Legal Matters
99.6***	Audit Committee Charter
99.7***	Nominating and Corporate Governance Committee Charter
99.8***	Compensation Committee Charter
99.9***	Consent of Han Kun Law Offices (included in Exhibit 8.3)
99.10***	Consent of Han Kun Law Offices LLP (included in Exhibit 99.5)
99.11***	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 8.2)
99.12***	Request for Waivers and Representation under Item 8.A.4. of Form 20-F
107***	Filing Fees

*	Filed herewith
***	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on post-effective amendment No. 30 to the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 4, 2025.

ALE Group Holding Limited

By:	/s/ Tak Ching (Anthony) Poon
Tak Ching (Anthony) Poon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Tak Ching (Anthony) Poon	Chief Executive Officer, Chairman of the Board	November 4, 2025
Name: Tak Ching (Anthony) Poon	(Principal Executive Officer)

*	Chief Financial Officer, Director	November 4, 2025
Name: Wai Man (Raymond) Yip	(Principal Accounting and Financial Officer)

* By:	/s/ Tak Ching (Anthony) Poon
Tak Ching (Anthony) Poon
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE, on November 4, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director